Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2017 with respect to the consolidated financial statements of Delcath Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to use of our name as it appears under the caption “Experts”.

New York, New York

October 10, 2017